                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


                          Petroleum Helicopters, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                           PETROLEUM HELICOPTERS, INC.
                          2001 S. E. Evangeline Thruway
                           Lafayette, Louisiana 70508

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 19, 2001

To the Holders of Voting Stock of Petroleum Helicopters, Inc.:

         The 2001 Annual Meeting of Stockholders of Petroleum Helicopters, Inc. ("PHI") will be held at 2001 S.E. Evangeline Thruway, Lafayette, Louisiana 70508, on Monday, November 19, 2001, at 9:30 a.m., local time, to:

         1.       Elect directors.

         2. Transact such other business as may properly be brought before the meeting or any adjournments thereof.

         Holders of record of PHI's voting common stock at the close of business on October 25, 2001, are entitled to notice of and to vote at the Meeting.

         PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.


                                            By Order of the Board of Directors

                                            /s/ Robert D. Cummiskey, Jr.
                                            Robert D. Cummiskey, Jr.
                                            Secretary

Lafayette, Louisiana
October 29, 2001

                           PETROLEUM HELICOPTERS, INC.
                          2001 S. E. Evangeline Thruway
                           Lafayette, Louisiana 70508


                                 PROXY STATEMENT
                FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                November 19, 2001

         This Proxy Statement is furnished to holders of voting common stock ("Voting Stock") of Petroleum Helicopters, Inc. ("PHI" or "the Company") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the Annual Meeting of Stockholders of PHI (the "Meeting") to be held on November 19, 2001, at the time and place set forth in the accompanying notice and at any adjournments thereof.

         Stockholders of record of Voting Stock at the close of business on October 25, 2001, are entitled to notice of and to vote at the Meeting. On that date, PHI had outstanding 2,851,866 shares of Voting Stock, each of which is entitled to one vote.

         The enclosed proxy may be revoked by the stockholder at any time prior to its exercise by filing with PHI's Secretary a written revocation or duly executed proxy bearing a later date. A stockholder who votes in person at the Meeting in a manner inconsistent with a proxy previously filed on the stockholder's behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.

         This Proxy Statement is first being mailed to stockholders on or about October 29, 2001. The cost of preparing and mailing proxy materials as well as soliciting proxies in the enclosed form will be borne by PHI. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax, e-mail and telex. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and PHI will, upon request, reimburse them for their expenses in so acting.

                              ELECTION OF DIRECTORS

         PHI's By-laws establish the number of directors to be elected at the Meeting at four, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the four persons named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, the By-laws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted in favor of such other nominees as may be designated by the Board.

         The Company's bylaws provide a procedure that shareholders must follow to nominate a person for election as a director at a meeting of shareholders. A shareholder wishing to make a nomination must provide the Company in writing all information about the proposed nominee that is required by Regulation 14A under the Securities Exchange Act of 1934, including his or her name, age, business and residence address, principal occupation, shares owned and shares entitled to vote at the meeting. Also, the shareholder must include his or her own name, address, number of shares owned, and number of shares entitled to vote at the meeting. To be timely, this notice must be delivered or mailed and received not less than 45 nor more than 90 days prior to the meeting. If the Company provides fewer than 55 days notice of the meeting, that deadline is extended until the close of business on the 10th day following the date notice was given.

         The following table sets forth certain information as of October 1, 2001, with respect to each person to be nominated on behalf of the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                                                                     Year First
                                                                                                      Became a
Name and Age                          Principal Occupation                                            Director
------------                          --------------------                                           ----------
Al A. Gonsoulin, 59                   Private Investments(1)                                            2001
Lance F. Bospflug, 46                 President and Chief Executive Officer of PHI(2)                   2001
Arthur J. Breault, Jr., 61            Tax lawyer and consultant(3)                                      1999
Thomas H. Murphy, 46                  Member, Murco Oil & Gas, LLC                                      1999
                                      (oil & gas production and investments)(4)

--------------------------

(1) Mr. Gonsoulin is Chairman of the Board of PHI. For more than the past five years, Mr. Gonsoulin has been President of the Sea Mar division of Nabors Industries.

(2) Mr. Bospflug joined PHI in September 2000 as President and was appointed Chief Executive Officer in August 2001. Prior to joining PHI he was Chief Financial Officer and, from 1999 to 2000, Chief Executive Officer, of
    T.L. James & Company, Inc., a diversified construction, marine dredging and timber company.

(3) For more than 16 years before 1997, when he retired, Mr. Breault was a partner in Deloitte & Touche LLP, concentrating in tax matters.

(4) For more than five years prior to 1998, Mr. Murphy was President of Murco Drilling Corporation, a U.S. onshore oil and gas drilling contractor.

                           --------------------------

         During the most recent fiscal year, which ended December 31, 2000, referred to herein as "FY00," the Board held six meetings. Each incumbent director attended at least 75% of the aggregate number of Board and Committee meetings of which he or she was a member.

         The Board has an Audit Committee, the members of which in FY00 were Messrs. Leonard Horner, Arthur Breault, James Livingston and Thomas Murphy (Chairman) and which currently are

Messrs. Al Gonsoulin, Arthur Breault and Thomas Murphy (Chairman). This committee, which held six meetings during FY00, is responsible for assisting the Board in monitoring (1) the integrity of PHI's financial statements, (2) PHI's compliance with legal and regulatory requirements and (3) the independence and performance of PHI's external auditors. The Board also has a Compensation Committee, the members of which in FY00 were Messrs. James Livingston, Bruce Whitman and James McFarland (Chairman) and which currently are Messrs. Arthur Breault (Chairman) and Thomas Murphy. This committee, which held two meetings during FY00, is responsible for determining the compensation of officers and key employees and administering PHI's incentive compensation plans. The Board does not have a nominating committee.

         Each director receives an annual fee of $12,000 and a fee of $1,000 for each Board or Committee meeting he or she attends.


                            CHANGE OF CONTROL OF PHI

         On September 5, 2001, Al A. Gonsoulin purchased in a privately negotiated transaction 1,423,780 shares of Voting Stock of PHI from the Suggs Family Fund, LLC, and on September 11, 2001, Mr. Gonsoulin purchased an additional 58,480 shares of PHI Voting Stock from Carroll W. Suggs. The stock acquired in these two transactions represents approximately 28% of the total equity outstanding and approximately 52% of the total Voting Stock. The transactions did not involve PHI or any of its officers and directors other than Carroll W. Suggs, Chairman of PHI and managing member of the Suggs Family Fund, LLC. According to a Schedule 13D filed by Mr. Gonsoulin with the Securities and Exchange Commission ("SEC"), the funds used in making the purchases were obtained by him using an unsecured personal line of credit. Mr. Gonsoulin did not provide PHI with the terms of the line of credit or the name of the lender, and PHI has no independent knowledge of the source or terms of the financing arranged by Mr. Gonsoulin.


               STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the beneficial ownership of each class of outstanding PHI equity securities as of October 1, 2001 by (a) each director and nominee for director of PHI, (b) each executive officer identified under the heading "Executive Compensation and Certain Transactions - Summary of Executive Compensation" ("Named Executive Officers") and (c) all directors and executive officers of PHI as a group, determined in accordance with Rule 13d-3 of the SEC. Unless otherwise indicated, the securities shown are held with sole voting and investment power.

                                                       Class of PHI                 Number of            Percent of
Beneficial Owner                                       Common Stock                 Shares(1)               Class
----------------                                       ------------                 ---------            ----------
DIRECTORS AND NOMINEES

Al A. Gonsoulin                                         Voting                      1,482,266               52.0
                                                        Non-Voting                          0                  *
Lance F. Bospflug                                       Voting                              0                  *
                                                        Non-Voting                    170,000                5.9
Arthur J. Breault, Jr.                                  Voting                              0                  *
                                                        Non-Voting                      4,657
Thomas H. Murphy                                        Voting                          3,100                  *
                                                        Non-Voting                      4,657                  *
NAMED EXECUTIVE OFFICERS

Ben Schrick                                             Voting                              0                  *
                                                        Non-Voting                     22,624                  *
William P. Sorenson                                     Voting                              0                  *
                                                        Non-Voting                     15,226                  *
Kenneth A. Townsend                                     Voting                              0                  *
                                                        Non-Voting                     13,997                  *
Michael J. McCann                                       Voting                              0                  *
                                                        Non-Voting                     25,000                  *
Richard A. Rovinelli                                    Voting                              0                  *
                                                        Non-Voting                     12,500                  *
Michael C. Hurst                                        Voting                              0                  *
                                                        Non-Voting                     10,865                  *
ALL DIRECTORS AND EXECUTIVE                             Voting                      1,485,366               52.0
OFFICERS AS A GROUP (11 PERSONS)                        Non-Voting                    289,691               10.9


---------------------
 *  Less than one percent.

(1) Includes shares of non-voting stock issuable upon exercise of stock options exercisable within 60 days of October 1, 2001 as follows: Mr. Bospflug - 150,000 shares; Mr. Breault - 2,833 shares; Mr. Murphy - 2,833 shares;
    Mr. Sorenson - 14,345 shares; Mr. McCann - 25,000 shares; Mr. Rovinelli - 12,500 shares; Mr. Hurst - 10,120 shares; Mr. Schrick - 20,150 shares;
    Mr. Townsend - 12,553 shares; and all directors and executive officers as a group approximately 259,624 shares. Shares subject to options currently exercisable are deemed to be outstanding for purposes of computing the percent of class owned by such person and by all directors and executive officers as a group.

                              --------------------

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         To PHI's knowledge, the only beneficial owners as of October 1, 2001, of more than 5% of the outstanding Voting Stock, determined in accordance with Rule 13d-3 of the SEC, were Al A. Gonsoulin, 2001 S.E. Evangeline Thruway, Lafayette, Louisiana, whose beneficial ownership of the Voting Stock is shown under the heading "Stock Ownership of Directors and Executive Officers," and Woodbourne Partners, L.P, 200 N. Broadway, Suite 825, St. Louis, Missouri 63102, which, according to a Schedule 13G filed by such firm with the SEC, beneficially owned 200,300 shares, or 7% of the outstanding shares of Voting Stock.


                 EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

         In 1999, PHI changed its fiscal year from one ending on April 30 to one ending on December 31. The eight month transition period from May 1, 1999, to December 31, 1999, is referred to herein as the "Transition Period" or "TP." The fiscal year ended April 30, 1999, is referred to as "FY99," the fiscal year ended April 30, 1998, is referred to as "FY98," and the fiscal year ended December 31, 2000 is referred to as "FY00."

SUMMARY OF EXECUTIVE COMPENSATION

         The following table summarizes, for FY00, the Transition Period, FY99 and FY98, the compensation of PHI's Chief Executive Officer and of certain other executive officers of PHI whose annual compensation was in excess of $100,000, in all capacities in which they served in FY00.

                                        Annual Compensation        Long-Term Compensation Awards
                                        --------------------       -----------------------------
                                                                                     Securities
   Name and Principal                                                Restricted      Underlying         All Other
        Position               Year     Salary         Bonus       Stock Awards(2)     Options      Compensation(3)(4)
   ------------------          ----     -------        -----       ---------------   ----------     ------------------

                                           $             $                #               #                  $
Carroll W. Suggs(1)            FY00     327,600           --               --               --            125,141
Chairman and CEO               TP       214,000           --               --           30,000            169,547
                               FY99     331,738           --               --            4,000            120,288
                               FY98     321,738        9,271               --               --            125,800

Ben Schrick(5)                 FY00     217,516           --               --               --            228,383
Chief Operating                TP       142,246           --               --           10,000              5,321
Officer                        FY99     219,138           --               --               --              4,993
                               FY98     210,631        6,157           31,560               --              4,800

William P. Sorenson            FY00     150,000           --               --               --              9,484
Director of Corporate          TP        98,007           --               --           10,000              4,963
Marketing/New Business         FY99     126,807           --               --               --              3,961
                               FY98      93,586        2,714            4,640               --              2,757

Kenneth A. Townsend            FY00     145,000           --               --               --              9,610
General Manager,               TP        94,808           --               --            7,500              4,852
Domestic Oil & Gas             FY99     133,867           --               --               --              4,145
Aviation Services              FY98      89,047        2,714           15,780               --              2,577

                                        Annual Compensation        Long-Term Compensation Awards
                                        --------------------       -----------------------------
                                                                                     Securities
   Name and Principal                                                Restricted      Underlying         All Other
        Position               Year     Salary         Bonus       Stock Awards(2)     Options      Compensation(3)(4)
   ------------------          ----     -------        -----       ---------------   ----------     ------------------

                                           $             $                #               #                  $
Michael J. McCann(6)           FY00     175,000           --            --                  --             10,093
Chief Financial Officer        TP       114,424           --            --              10,000              5,270
& Treasurer                    FY99      84,138           --            --              15,000              2,422
                               FY98         N/A          N/A           N/A                 N/A                N/A

Richard A. Rovinelli(7)        FY00     150,000           --            --                  --              9,120
Chief Administrative           TP        79,615           --            --              12,500              9,550
Officer and Director of        FY99      27,692           --            --                  --              7,793
Human Resources                FY98         N/A          N/A           N/A                 N/A                N/A

Michael C. Hurst               FY00     120,000          100            --                  --              7,635
Chief  Pilot                   TP        78,461        1,250            --               5,000              2,670
                               FY99     114,956        2,608         8,960                  --              3,179
                               FY98      86,183        5,100            --                  --              2,674

(1) Mrs. Suggs retired from the Company in September, 2001.

(2) Based on the closing price of the Company's Common Stock on the date of grant. On December 31, 2000, the aggregate number of restricted non-voting shares held by Messrs. Sorenson, Hurst, Schrick, and Townsend was 232, 448, 1,578 and 789, respectively, and the aggregate value of such shares and held by each based upon the $12.4844 market value per share on December 31, 2000, was $2,896, $5,593, $19,700 and $9,850, respectively. The Company does not currently pay dividends on Common Stock, but it would pay dividends on the restricted stock should its dividend policy change.

(3) For each year, includes the aggregate value of matching Company contributions and allocations to the Comp401(k) plan, and the value of term life insurance coverage provided. During FY00, matching contributions and allocations to the Company's 401(k) plan were credited to the accounts of:
    Mrs. Suggs - $10,590; Mr. Sorenson - $9,208; Mr. McCann - $9,748;
    Mr. Rovinelli - $7,944; Mr. Hurst - $7,442; Mr. Schrick - $9,948; and
    Mr. Townsend - $8,858. Also during FY00, the value of term life insurance premiums paid or reimbursed by the Company was: Mrs. Suggs - $97,302;
    Mr. Sorenson - $276; Mr. McCann - $345; Mr. Rovinelli - $276; Mr. Hurst - $193; Mr. Schrick - $867; and Mr. Townsend - $752. For Mrs. Suggs, the insurance reimbursement included a cash payment to her sufficient to pay taxes on the insurance premium reimbursement. For Mr. Schrick, the amount shown also includes $217,568 payable in 24 monthly installments beginning May 1, 2001 pursuant to a separation agreement with him. For Mr. Rovinelli, the amounts shown also include a housing subsidy/relocation allowance for all years presented.

(4) Amounts shown for all periods presented include for Mrs. Suggs directors fees of $16,620, $16,000, $20,000, and $16,000 for FY00, TP, FY99, and FY98,
    respectively.

(5) Mr. Schrick resigned as Chief Operating Officer in January 2001 and retired from the Company on March 31, 2001.

(6) Mr. McCann joined the Company in November 1998.

(7) Mr. Rovinelli joined the Company in February 1999.

                              ---------------------

OPTION HOLDINGS

         The following table contains information with respect to the Named Executive Officers concerning unexercised options held as of December 31, 2000. No options were granted to or exercised by any of them in FY00.

                                    Number of Securities Underlying              Value of Unexercised In-the-Money
                                          Unexercised Options                               Options(1)
                                   ---------------------------------           -------------------------------------
       Name                        Exercisable         Unexercisable           Exercisable             Unexercisable
       ----                        -----------         -------------           -----------             -------------
Carroll W. Suggs                      35,980               22,500                $66,241                     0

Ben Schrick                           20,150                    0                $40,442                     0

William P. Sorenson                    6,845                7,500                $17,312                     0

Kenneth A. Townsend                    6,928                5,625                $20,133                     0

Michael J. McCann                      8,500               16,500                $     0                     0

Richard A. Rovinelli                   3,125                9,375                $     0                     0

Michael C. Hurst                       6,370                3,750                $20,400                     0

(1) Reflects the difference between closing bid prices of the Common Stock on December 31, 2000, and the respective exercise prices of the options. As a result of the transaction referred to herein under the caption "Change in Control," all unexercisable options became exercisable on September 5, 2001.

                               ------------------

            Effective September 1, 2000, Mr. Lance F. Bospflug was employed as the Company's President under an agreement pursuant to which his annual base salary is $275,000. Upon his employment, Mr. Bospflug was awarded 20,000 shares of restricted Non-Voting Stock vesting in annual 5,000 share increments beginning September 1, 2001, and options for up to 150,000 shares of Non-Voting Stock exercisable at $11.06 per share (the fair market value on the date of grant) vesting in 25% increments beginning September 1, 2001. Effective August 17, 2001, Mr. Bospflug was elected Chief Executive Officer of the Company. Effective September 5, 2001, all restricted shares became fully vested and all stock options became fully exercisable as a result of the transaction referred to herein under the caption "Change in Control."

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         PHI maintains a supplemental executive retirement plan ("SERP") to supplement the retirement benefits otherwise available to PHI's officers and certain key employees pursuant to its 401(k) Retirement Plan. The SERP provides an annual benefit, generally equivalent to 33 ?% of each such participant's salary at the date she or he became a participant, up to $200,000 of salary, plus 50% of such salary in excess of $200,000, for a period of 15 years following retirement at age 65 or older. Similar benefits are also provided upon death or disability of the participant. The estimated annual benefits payable upon retirement at normal retirement age for Messrs. Sorenson, McCann, Rovinelli, Hurst and Townsend are $30,400, $58,200, $40,000, $21,100, and
$41,300, respectively. In January 2001, the Company entered into an agreement with Mr. Schrick whereby he will receive an annual SERP benefit of $35,300 beginning January 1, 2002. By virtue of her retirement in September 2001, the annual benefit payable to Mrs. Suggs was fixed at $24,700.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Compensation Committee during FY00 was composed of James E. Livingston, Bruce N. Whitman, and James W. McFarland and currently consists of Arthur Breault, Jr. and Thomas Murphy. No member of the Compensation Committee was ever an officer or employee of PHI or any of its subsidiaries.

         During FY00, PHI paid Aviall, Inc. ("Aviall") $293,540 for parts and component repair services, not including amounts paid to Aviall as distributor for Allison Rolls Royce manufactured engines and components, and paid Flight Safety Boeing Training International, L.L.P. ("FlightSafety"), approximately $628,000 for pilot training services. Mr. Bruce N. Whitman, a director of PHI from 1996 to October, 2001 and a member of the Compensation Committee during FY00, is a director of Aviall and a director and an Executive Vice President of Flight Safety.

         During FY00, PHI paid approximately $39,500 for consulting services to James W. McFarland, a director of PHI from 1996 to October, 2001 and Chairman of the Compensation Committee during FY00.

THE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

         GENERAL. The functions of the Compensation Committee are to determine compensation and benefits of officers and key employees and to administer PHI's incentive compensation plans. The Compensation Committee is composed entirely of Board members who are not employees of PHI. The Compensation Committee has retained an outside consultant from time to time to assist it in obtaining relevant information on pay practices at comparable organizations and to assist it in developing compensation programs that are consistent with the Committee's compensation philosophy and objectives.

         The Compensation Committee's overall policy regarding executive compensation is to ensure PHI's compensation programs will provide competitive salary levels and short-term and long-term incentives in order to attract and retain individuals of high quality and ability, promote individual recognition for favorable performance by PHI and support the short and long range business objectives and strategies of PHI.

         Under the Omnibus Budget Reconciliation Act ("OBRA"), publicly-held companies may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, OBRA provides an exception for "performance based" compensation, including stock options and restricted stock awards. The Compensation Committee expects to keep "non-performance based" compensation within the $1 million limit so that all executive compensation will be fully deductible.

         PHI's executive compensation consists of three principal components: salary, annual incentive payments and stock options.

         SALARY AND ANNUAL INCENTIVE PAYMENTS. In FY99, an outside consultant was retained primarily to develop a range of salaries consistent with salaries paid for similar positions at comparable publicly-held companies. For these purposes, a sample of companies was selected from the oilfield services industry based on total revenues and number of employees. Salaries paid by certain companies that were included in the Oil and Gas Field Services Index formerly in the graph set forth under the heading "Performance Graph" were among those considered; such index is no longer published. Because certain of these companies had either revenues or total employees substantially exceeding those of PHI, salaries of PHI executives were set at the lower end of the ranges. The results of this study were reported to the Compensation Committee, resulting in a pay increase for several executive officers in FY99. No pay increases have been awarded since.

         In May, 1999, the Compensation Committee formulated a new annual incentive program which is based on the achievement by PHI of specified percentages of both earnings per share and earnings before incentive payments ("targets"). No annual incentive payments will be made unless PHI achieves at least 90% of targets; if PHI achieves over 120% of targets, the Compensation Committee has discretion to authorize annual payments in excess of those in the annual incentive program.

         Achievement of the specified targets produces a maximum potential annual incentive payment to executives expressed as a specified percentage of salary. The actual payment is determined by the Committee in the case of Chief Executive Officer and by the Chief Executive Officer in the case of other executives based on performance criteria established by him and approved by the Compensation Committee. If an executive is entitled to an incentive payment, it will be made one-half in cash and one-half in restricted stock of PHI vesting over a three-year period. No annual incentive payments were made to executives for FY00.

         In FY00 no stock options or other stock based awards were granted.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Mrs. Suggs' FY00 salary remained constant in FY00. There was no bonus award in FY00. In September, 2000 Lance Bospflug was employed as President under an employment agreement described elsewhere herein, and on August 17, 2001 he was named Chief Executive Officer at no increase in compensation.

         The Compensation Committee believes that the compensation of the Chief Executive Officer and other executive officers is competitive with or below the comparable companies described above, but is consistent with the Compensation Committee's policy of providing an appropriate balance between short and long range individual and corporate performance.

         By the Members of the Compensation Committee.

                  Arthur J. Breault, Jr.
                  Thomas H. Murphy

PERFORMANCE GRAPH

         The following Performance Graph compares PHI's cumulative total stockholder return on its Voting Stock for the last five years with the cumulative total return on the Russell 2000 Index and the Howard, Weil/Bloomberg Oilfield Services/Manufacturing Index ("HWB Index"), assuming the investment of $100 on January 1, 1996, at closing prices on December 31, 1995, and reinvestment of dividends. The Russell 2000 Index consists of a broad range of publicly-traded companies with smaller market capitalizations and is published daily in the Wall Street Journal. The HWB Index consists of 37 publicly-held companies in the oil field service industry and is published by Howard, Weil, Labousse, Friedrichs, Inc.

                              [PERFORMANCE GRAPH]

Index                              1995      1996      1997      1998       1999       2000
-----                              ----      ----      ----      ----       ----       ----
PHI                               100.00    124.42    159.87    117.08      67.81      95.19
Russell 2000                      100.00    114.76    138.31    133.54     159.75     153.03
HW Blmbg Oilfield Svc/Mfg Index   100.00    161.73    246.04    122.03     176.77     264.67

CERTAIN TRANSACTIONS

         During FY00, PHI paid Aviall, Inc. ("Aviall") $293,540 for parts and component repair services, not including amounts paid to Aviall as distributor for Allison Rolls Royce manufactured engines and components, and paid Flight Safety Boeing Training International, L.L.P. ("FlightSafety"), approximately $628,000 for pilot training services. Mr. Bruce N. Whitman, a director of PHI from 1996 to October 2001 and a member of the Compensation Committee during FY00, is a director of Aviall and a director and an Executive Vice President of Flight Safety.

         During FY00, PHI paid approximately $39,500 for consulting services to James W. McFarland, a director of PHI from 1996 to 2001 and Chairman of the Compensation Committee during FY00.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors of PHI is composed of non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of NASDAQ as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, a copy of which is attached as Exhibit A. This is a report of the Committee's activities relating to FY00.

         The Audit Committee reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of statements on Auditing Standards, AU Section 380). The Committee also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent auditors the independent auditor's independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

         In accordance with the rules of the SEC, the foregoing information is not deemed to be "soliciting material," or to be "filed" with the SEC or subject to its Regulation 14A, other than as provided in that Regulation, or to be subject to the liabilities of section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                                          Thomas H. Murphy, Chairman
                                          Arthur J. Breault, Jr.
                                          Al A. Gonsoulin


                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

         PHI's consolidated financial statements for FY00 were audited by the firm of Deloitte & Touche LLP, which will remain as PHI's auditors until replaced by the Board upon the recommendation of the Audit Committee. Representatives of Deloitte & Touche LLP are not expected to be present at the Meeting.

         Deloitte & Touche LLP performed both audit and non-audit services for PHI during FY00. The fees for those services are as follows.

AUDIT FEES. The aggregate fees, including expense reimbursement, billed by Deloitte & Touche LLP for professional services rendered for the audit of PHI's consolidated financial statements for FY00 and the review of PHI's quarterly financial statements during FY00, were $218,490.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Deloitte & Touche LLP did not provide any services related to financial information systems design and implementation during FY00.

ALL OTHER FEES. The aggregate fees, including expense reimbursement, billed by Deloitte & Touche LLP for services rendered to PHI, other than the services described above, during FY00 were $168,406.

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.


                                  OTHER MATTERS

QUORUM AND VOTING OF PROXIES

         The presence, in person or by proxy, of a majority of the outstanding shares of Voting Stock is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote.

         A broker or nominee holding shares registered in its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors. Shares as to which a broker or nominee does not vote on a matter are referred to as broker non-votes on that matter. Broker non-votes will be counted as present at the Meeting.

         All proxies received by PHI in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named herein. The Board does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

STOCKHOLDER PROPOSALS

         Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 2002 annual meeting of stockholders must forward such proposal to the Secretary of PHI at the address set forth on the first page of this Proxy Statement in time to arrive at PHI prior to June 30, 2002.

         The Company's bylaws state that for any business to be properly brought before the annual meeting, notice of the proposal must be received by the Company no later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting; but if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

         This notice must set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.


                                          By Order of the Board of Directors


                                          /s/ Robert D. Cummiskey, Jr.
                                          Robert D. Cummiskey, Jr.
                                          Secretary

Lafayette, Louisiana
October 29, 2001

                                                                       Exhibit A

                           PETROLEUM HELICOPTERS, INC.

                             AUDIT COMMITTEE CHARTER


         The Audit Committee of the Board of Directors (the "Board") of Petroleum Helicopters, Inc. ("PHI") is appointed by the Board to assist it in monitoring (1) the integrity of PHI's financial statements, (2) PHI's compliance with legal and regulatory requirements and (3) the independence and performance of PHI's external auditors.

         The requisite number of members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board. The Board shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and outside counsel.

         The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of PHI or its outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         The Audit Committee shall make regular reports to the Board.

         The Audit Committee shall:

         1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         2. Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements. This review shall include consideration of the quality of PHI's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate.

         3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of PHI's financial statements.

         4. Review with management and the independent auditor PHI's quarterly financial statements prior to the filing of its Form 10-Q and its annual financial statements prior to the filing of its Form 10K.

         5. Meet periodically with management to review PHI's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         6. Review major changes to PHI's auditing and accounting principles and practices as suggested by the independent auditor or management.

         7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

         8.       Approve the fees to be paid to the independent auditor.

         9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

         10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

         11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

         12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

         13. Obtain reports from management and the independent auditor that PHI's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and PHI's policies of business conduct.

         14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and management's response to that letter. Such review should include:

                  (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

                  (b) Any changes required in the planned scope of the audit.

         16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in PHI's annual proxy statement.

         17. Advise the Board with respect to PHI's policies and procedures regarding compliance with applicable laws and regulations and with PHI's policies of business conduct.

         18. Review with PHI's counsel for legal matters and PHI's tax advisor for tax matters that may have a material impact on the financial statements, PHI's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         19. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that PHI's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and PHI's policies of business conduct.


As Amended through August 17, 2001.

                           PETROLEUM HELICOPTERS, INC.

              Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on November 19, 2001

         The undersigned hereby appoints Michael J. McCann and Daphne Babin, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of Voting Common Stock of Petroleum Helicopters, Inc., that the undersigned is entitled to vote at the annual meeting of stockholders to be held November 19, 2001, and any adjournments thereof.

Please specify your choices by marking the appropriate boxes. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED HEREON.




--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

[X] Please mark your votes as in this example.

To withhold authority to vote for any individual nominee(s) mark the FOR box in proposal 1 and write that nominee's name(s) on the space provided below the boxes.

The Board of Directors recommends a vote for all nominees listed hereon.

1. Election of Directors

   Nominees: Al A. Gonsoulin, Lance F. Bospflug, Arthur J. Breault, Jr. and
             Thomas H. Murphy

                  [ ] FOR                    [ ] WITHHOLD

             FOR, except vote WITHHELD from the following nominee(s):

             -------------------------------------------------------------------

Check this box to note change of address  [ ]

2. In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

                                    NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                                    --------------------------------------------

                                    --------------------------------------------
                                    SIGNATURE(S)                       DATE


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.